UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2016

MYLAN N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire		AL10 9UL
(Address of Principal Executive Offices)		(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On December 7, 2016, Mylan N.V. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that on December 5, 2016, the Company announced restructuring programs in certain locations representing initial steps in a series of actions that are anticipated to further streamline its operations globally. At that time, the Company was unable to determine the estimated amount or range of amounts to be incurred by major cost type or the future cash expenditures pursuant to this restructuring program. The Company is filing this Form 8-K/A to provide additional details about specific initiatives approved since the Original Form 8-K.

Related to these restructuring activities, the Company has recorded pre-tax restructuring charges of $149.7 million for certain workforce reduction and cost savings initiatives during the year ended December 31, 2016, the majority of which represents employee severance and other employee related costs. The Company continues to develop the details of the cost reduction initiatives, including workforce actions and other potential restructuring activities beyond the programs announced, including potential shutdown or consolidation of certain operations. The continued restructuring actions are expected to be implemented through fiscal year 2018. For the restructuring activities that have been approved to date, the Company estimates that it will incur aggregate pre-tax charges ranging between $175.0 million and $225.0 million, inclusive of the 2016 restructuring charge of $149.7 million, the majority of which are employee related costs. In addition, as a result of the restructuring activities that have been approved to date, management believes the potential annual savings will be between approximately $175.0 million and $225.0 million once fully implemented, with the majority of these savings improving operating cash flow. At this time, the expenses related to the additional restructuring activities cannot be reasonably estimated.

The Company will continue to file additional disclosures in connection with initiatives associated with previously announced restructuring activities. These disclosures will be provided after the Company is able to make good faith determination of the estimated amount or range of amounts by each major type of cost, future cash expenditures relating to these initiatives and potential annual savings.

Forward-Looking Statements.

This report includes statements that constitute “forward-looking statements,” including that the Company continues to develop the details of the cost reduction initiatives, including workforce actions and other potential restructuring activities beyond the programs announced, including potential shutdown or consolidation of certain operations; the continued restructuring actions are expected to be implemented through fiscal year 2018; for the restructuring activities that have been approved to date, the Company estimates that it will incur aggregate pre-tax charges ranging between $175.0 million and $225.0 million, inclusive of the 2016 restructuring charge of $149.7 million, the majority of which are employee related costs; and that as a result of the restructuring activities that have been approved to date, management believes the potential annual savings will be between approximately $175.0 million and $225.0 million once fully implemented, with the majority of these savings improving operating cash flow. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: any regulatory, legal, or other impediments to Mylan’s ability to execute on its integration plans and the other risks detailed in the Mylan’s filings with the Securities and Exchange Commission. Mylan undertakes no obligation to update these statements for revisions or changes after the date of this release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: March 1, 2017	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer